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                                    Bylaws

                                      Of

                        Paragon Life Insurance Company
                        ------------------------------

                              Article I. Offices

     The Corporation may have such corporate offices either in or outside of Missouri, as the Board of Directors may from time appoint, or as the business of the Corporation may require. The "principal" office may be designated by the Board of Directors but the location of the Corporation in Missouri shall for all purposes be deemed to be in the city or county in which the "registered" office is maintained. The registered office shall be determined from time to time by the Board of Directors and its identity put on file with the appropriate office of the State of Missouri.

                            Article II. Shareholders

     SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the fourth Tuesday in April in each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday. At this meeting members of the Board of Directors shall be elected to succeed those whose terms are then expiring and such other business shall be transacted as may properly be brought before the meeting.

     SECTION 2. Special Meetings. Special Meetings of the shareholders, unless otherwise prescribed by statute, may be called by the President or by a majority of the entire number of the Board of Directors, and shall be called by the President upon written request from the holders of not less than one-fifth of all the outstanding shares entitled to vote at the meeting.

     SECTION 3. Place and Hour of Meeting. Every meeting of the shareholders, whether an annual or a special meeting, shall be held at nine o'clock in the forenoon at the principal office of the Corporation or at such other place and time as is specified by proper notice from the Board of Directors.

     SECTION 4. Notice of Meeting. Written notice of each meeting of shareholders stating the place, day and hour of the meeting, and in case of a special meeting, the purposed of purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting either personally or by mail, by or
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at the direction of the President, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Attendance of a shareholder at any meeting shall constitute waiver of notice of that meeting except when a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the board of directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at the meeting and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

     SECTION 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     SECTION 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a
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meeting, a majority of the shares which are represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally set forth.

     SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 9. Voting of Shares. Subject to the provisions of Section 12 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

     Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock held by the Corporation, and unissued shares, shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. Shares owned by a subsidiary of the
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Corporation shall likewise not be voted or counted in determining the number of shares outstanding.

     SECTION 11. Informal Action by shareholders. Any action which is required or allowed to be taken at a meeting of the shareholder, may be taken without a meeting if a consent or approval in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     SECTION 12. Cumulative Voting. At each election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

                        Article III. Board of Directors

     SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

     SECTION 2. Number, Tenure, and Qualifications. The number of Directors of the Corporation shall be not less than nine nor more than twenty-one as provided in Article VI of the Articles of Incorporation. Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Missouri or shareholders of the Corporation. Directors will be elected by class so as to equalize as nearly as possible the number in each class of members. There shall be three classes of members, each class serving for a three year term expiring one year after expiration of the term of the immediately preceding class, so that the term of one class will expire each year.

     SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. At such meeting the Board shall elect one of their members to act as Chairman of the Board. The Board of Directors may provide, by resolution naming the time and place, for the holding of additional regular meetings without other notice than such resolution. Any business may be transacted at a regular meeting.

     SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or any two
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Directors. Any such special meeting shall be held at the place set out in the resolution for regular meetings or at the registered office of the corporation in Missouri if no such regular meeting place has been set.

     SECTION 5. Notice. Notice of an special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. Quorum. A majority of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time. If the meeting is adjourned for more than twenty-four (24) hours, notice of the time and place of the adjourned meeting shall be given to the directors who were not present at the time of the adjournment.

     SECTION 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 8. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting, provided that all of the Directors sign consents setting forth the action so taken. The written consents filed with the minutes of the meetings of the Board of Directors and shall have the same force and effect as a unanimous vote at an election of Directors.

     SECTION 9. Removal of Directors. At a meeting called expressly for that purpose, Directors may be removed as herein provided. All or part of the Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

     SECTION 10. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected
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for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

     SECTION 11. Compensation. By resolution of the Board of Directors, each Director may be paid his expenses, if any of attendance at each meeting of the Board of Directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 12. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     SECTION 13. Indemnification of Directors and Officers. The Corporation may indemnify any person who is made a party to any civil or criminal suit or made a subject of any administrative or investigative proceeding by reason of the fact that he is or was a director, officer, or agent of the Corporation. This indemnity may extend to expenses, including attorney's fees, judgments, fine, and amounts paid in settlement. The indemnity shall not be available to persons being sued by or upon the information of the Corporation nor to persons who are being investigated by the Corporation. The indemnity shall be discretionary with the Board of Directors and shall not be granted until the Board of Directors has made a determination that the person who would be indemnified acted in good faith and in a manner he reasonable believed to be in the best interests of the Corporation.

     The Corporation shall have such other and further powers of indemnification as are not inconsistent with the laws of Missouri.

     SECTION 14. Executive Committee and Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate an executive committee, such committee to consist of three or more directors of the Corporation, which committee, to the extent provided in said resolution or resolutions shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; but the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any
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member thereof, of any responsibility imposed upon the Board or a Director by the General and Business Corporation Law of Missouri.

     The Board of Directors may also, by resolution or resolutions passed by a majority of the whole board, designate other committees, with such persons, powers, and duties as it deems desirable and as are not inconsistent with law.

     SECTION 15. Meetings and Reports of Committees. A committee shall meet from time to time on call of the chairman of the committee or of any two or more members of the committee. Notice of each such meeting, stating the place, date and hour thereof, shall be mailed at least four (4) days before the meeting, or shall be served personally on each member of the committee, telegraphed or telephoned to his address on the books of the Corporation, at least forty-eight
(48) hours before the meeting. Not such notice need state the business proposed to be transacted at the meeting. No notice of a meeting of the committee need be given to any member who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. No notice need be given of an adjourned meeting of the committee except as specified in this Article. Meetings of the committee may be held at such place or places, either within or outside of the State of Missouri, as the committee shall determine, or as may be specified or fixed in the respective notices or waivers thereof. A majority of the committee constitutes a quorum for the transaction of business. Every act or decision done or made by a majority of the members of the committee present at a meeting duly held at which a quorum is present shall be regarded as the act of the committee. A committee may fix its own rules of procedure. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors prior to the regular meeting of the Board to be held next after a committee meets. The provisions of Sections 4, 5, 6, and 8 of this Article shall apply to committees.

                             Article IV. Officers

     SECTION 1. Number. The officers of the Corporation shall be a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and such assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any tow or more offices may be held by the same person, except the offices of President and Secretary. No officer need be a shareholder.

     SECTION 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at
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the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.

     Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the corporation will be served thereby. Election or appointment of an officer or agent shall not of itself create contract rights and no cause for removal need to specified in any Board resolution.

     SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, if not also Chairman of the Board, preside in the absence of the Chairman of the Board at meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, and he may execute all other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the bylaws to some other officer or agent of the Corporation, or shall be required by law to b otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. He shall be, ex officio, a member of all standing committees of the Board of Directors.

     SECTION 6. The Vice President. In the absence of the President or in the event of his death, inability, or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. In addition, any Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
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     SECTION 7. The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of the bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder as furnished by such shareholder; (e) sign with the President certificates for shares of the Corporation; the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of he stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors, or as prescribed in these bylaws.

     SECTION 8. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation;
(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V hereof; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     SECTION 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                          Article V. Contracts, Loans,
                              Checks, and Deposits

     SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences on indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
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     SECTION 3.  Checks, Drafts, and Similar Instruments.  All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name or the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                          Article VI. Certificates for
                           Shares and Their Transfer

     SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary and sealed with the corporate seal of a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate and then upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, and only upon surrender to the Secretary for cancellation of the certificate for the shares which are to be transferred. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                            Article VII. Fiscal Year

     The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.
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                            Article VIII. Dividends

     The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its articles of incorporation.

                          Article IX. Corporate Seal

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the came of the Corporation and the state of incorporation and the words, "Corporate Seal." The seal shall be in the charge of the Secretary.

                          Article X. Waiver of Notice

     Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of the General and Business Corporation Law of Missouri, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                             Article XI. Amendments

     These bylaws may be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors provided that no bylaw may be adopts or amended so as to be inconsistent with the Charter of the Corporation or the Constitution or laws of the State of Missouri.

                           Article XII. Construction

     Whenever a word in the masculine gender is used in these bylaws it shall be understood to be in or include the feminine gender when appropriate under the circumstances. These bylaws are to be construed to be consistant with applicable law, and if such construction is not possible then the invalidity of a bylaw or portion thereof shall not affect the validity of the other bylaws of the Corporation, which shall remain in full force and effect.